UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 1, 2010 the following agreements were entered into: (i) an Indenture dated as of April 1, 2010 among CONSOL Energy Inc. (the “Company”), the Company’s subsidiaries named therein and The Bank of Nova Scotia Trust Company of New York, as trustee, regarding the issuance of 8% Senior Notes due 2017 (the “2017 Indenture”); (ii) an Indenture dated as of April 1, 2010 among the Company, the Company’s subsidiaries named therein and The Bank of Nova Scotia Trust Company of New York, as trustee, regarding the issuance of 8 1/4% Senior Notes due 2020 (the “2020 Indenture” and together with the 2017 Indenture, the “Indentures”), and (iii) a Registration Rights Agreement (the “Registration Rights Agreement”) dated as of April 1, 2010 among CONSOL Energy Inc., the Company’s subsidiaries named therein and Bank of America Securities LLC, as representative of the several initial purchasers.

On April 1, 2010, the Company issued $1.5 billion of 8% Senior Notes due 2017 (the “2017 Notes”) under the 2017 Indenture and $1.25 billion of 8 1/4% senior notes due 2020 under the 2020 Indenture (the “2020 Notes” and, collectively with the 2017 Notes, the “Notes”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

In accordance with the Indentures’ provisions, the net proceeds from the sale of the Notes were placed into escrow pursuant to an escrow agreement. The Indentures provide that if the closing of the Company’s previously announced acquisition of the Appalachian oil and gas exploration and production business of Dominion Resources, Inc. (except for certain assets located in natural gas storage fields) (the “Acquisition”) does not occur on or prior to September 8, 2010, or if the purchase and sale agreement for the Acquisition is terminated at any time prior thereto, the Company will be required to redeem the Notes at a redemption price equal to 100% of the aggregate issue price of the Notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date. If the closing of the Acquisition does occur prior to September 8, 2010, then upon closing, the funds in escrow will be released to the Company. The Company is entitled to direct the escrow agent to release the escrowed funds from the escrow accounts only if certain conditions are met including presentation of an officer’s certificate regarding the Acquisition being consummated on the date of release of the escrowed funds, the absence of events of default, and the use of proceeds.

The 2017 Notes will mature on April 1, 2017 and will bear interest at the rate of 8% per annum. The 2020 Notes will mature on April 1, 2020 and will bear interest at the rate of 8 1/4% per annum. Interest on the Notes will be payable on April 1 and October 1 of each year.

If the Company experiences specified kinds of changes of control, the Company must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The Notes are jointly and severally guaranteed by substantially all of the Company’s wholly owned domestic restricted subsidiaries. CNX Gas Corporation, our 83.3% owned subsidiary, and its subsidiaries have not guaranteed the Notes.

At any time prior to April 1, 2013, the Company may on any one or more occasions redeem with the net cash proceeds of certain common stock offerings by the Company (i) up to 35% of the aggregate principal amount of 2017 Notes at a redemption price of 108.00% and/or (ii) up to 35% of the aggregate principal amount of the 2020 Notes at a redemption price of 108.25% of the principal amount, plus in each case accrued and unpaid interest and additional interest, if any, to the redemption date.

At any time prior to April 1, 2014, the Company may redeem in whole, but not in part, the 2017 Notes at a redemption price equal to the sum of 100% of the principal amount and an applicable make whole premium plus accrued and unpaid interest and additional interest, if any, to the redemption date. At any time prior to April 1, 2015, the Company may redeem in whole, but not in part, the 2020 Notes at a redemption price equal to the sum of 100% of the principal amount and an applicable make whole premium plus accrued and unpaid interest and additional interest, if any, to the redemption date.

On and after April 1, 2014, the Company may redeem all or a part of the 2017 Notes upon not less than 30 nor more than 60 days’ notice, at redemption prices (expressed as percentages of principal amount) equal to 104.000% for the twelve-month period beginning on April 1, 2014, 102.000% for the twelve-month period beginning on April 1, 2015 and 100.000% beginning on April 1, 2016, plus accrued and unpaid interest and additional interest, if any. On and after April 1, 2015, the Company may redeem all or a part of the 2020 Notes at redemption prices (expressed as percentages of principal amount) equal to 104.125% for the twelve-month period beginning on April 1, 2015, 102.750% for the twelve-month period beginning on April 1, 2016, 101.375% for the twelve-month period beginning on April 1, 2017 and 100.000% beginning on April 1, 2018, plus accrued and unpaid interest and additional interest, if any.

The Indentures restrict the Company’s ability and the ability of certain of its subsidiaries which are restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) declare or pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness; (iii) make certain investments; (iv) create or incur liens or use assets as security in other transactions; (v) enter into sale and leaseback transactions; (vi) merge or consolidate with other entities; (vii) enter into transactions with affiliates; (viii) sell or transfer certain assets; and (ix) incur dividend or other payment restrictions affecting restricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications.

The Indentures provide that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on any Note; (iii) failure to comply with the obligations regarding mergers and consolidations; (iv) failure to comply for 30 days after notice with the obligations regarding change in control (other than a failure to purchase the respective Notes), incurrence or guarantee of additional indebtedness, restricted payments, restrictions on distributions from restricted subsidiaries, sale or transfer of assets (other than a failure to purchase the respective Notes), transactions with affiliates, creating or incurring liens, sale and leaseback transactions and joining future domestic subsidiaries; (v) failure to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) indebtedness of the Company or any restricted subsidiary is not paid within any applicable grace period after final maturity or the maturity of such indebtedness is accelerated by the holders thereof because of a default (and such acceleration is not rescinded or annulled) and the total amount of all such indebtedness unpaid or accelerated exceeds $75.0 million; (vii) failure by the Company or any of its significant subsidiaries to pay final judgments aggregating in excess of $75.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) any subsidiary guarantee of a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of that guarantee and the Indentures) or is declared null and void and unenforceable or found to be invalid or any subsidiary guarantor denies its liability under its subsidiary guarantee (other than by reason of release from its subsidiary guarantee); and (ix) certain events of bankruptcy or insolvency described in the Indentures with respect to the Company or any of its significant subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement within 180 days from April 1, 2010 with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Company has agreed to use its commercially reasonable efforts to cause that exchange offer to be consummated within 366 days after April 1, 2010. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the Notes and to use its commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the one year anniversary of the effective date of such shelf registration statement or the sale pursuant to the shelf registration statement of all of the Notes registered thereunder. The Company is required to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.

The Company intends to use the net proceeds of the offering of the Notes to fund in part the purchase price of the Acquisition and for general corporate purposes.

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indentures and the Registration Rights Agreement, copies of which are filed herewith as exhibits, and the terms of which are incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company incorporates by this reference in it entirety the description set forth under Item 1.01 of this Form 8-K.

Item 8.01	Other Events.

On April 1, 2010 the Company issued a press release announcing the closing of the offering of its senior notes made in accordance with Rule 144A and Regulation S under the Securities Act of 1933. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

Exhibit 4.1	Indenture dated as of April 1, 2010 among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to the 8% Senior Notes due 2017.

Exhibit 4.2	Indenture dated as of April 1, 2010 among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to the 8 1/4% Senior Notes due 2020.

Exhibit 4.3	Registration Rights Agreement dated as of April 1, 2010 among CONSOL Energy Inc. and Bank of America Securities LLC, as representative of the several initial purchasers.

Exhibit 99.1	Press Release of the Company dated April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/S/ P. JEROME RICHEY
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief
Legal Officer & Secretary

Dated: April 2, 2010

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 4.1	Indenture dated as of April 1, 2010 among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to the 8% Senior Notes due 2017.

Exhibit 4.2	Indenture dated as of April 1, 2010 among CONSOL Energy Inc., certain subsidiaries of CONSOL Energy Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, with respect to the 8 1/4% Senior Notes due 2020.

Exhibit 4.3	Registration Rights Agreement dated as of April 1, 2010 among CONSOL Energy Inc. and Bank of America Securities LLC, as representative of the several initial purchasers.

Exhibit 99.1	Press Release of the Company dated April 1, 2010.